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                                                                   EXHIBIT 10.28


                               SUBLEASE AGREEMENT

                                 BY AND BETWEEN



                         HARZA ENGINEERING COMPANY, INC.


                                    SUBLESSOR



                                       AND


                                    SPSS INC.


                                    SUBLESSEE



                          DATED AS OF JANUARY 12, 2000









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                               SUBLEASE AGREEMENT



     THIS SUBLEASE AGREEMENT (this "Sublease"), made and entered into this 14th day of January, 2000, between HARZA ENGINEERING COMPANY, INC., a Delaware corporation ("Sublessor"), and SPSS INC., a Delaware corporation ("Sublessee").


                                    RECITALS

     WHEREAS, Sublessor and ST HOLDINGS, INC., a Delaware corporation ("Lessor") entered into a Lease dated as of January 14, 1991 (the "Lease"), a copy of which is attached hereto as Exhibit A; and

     WHEREAS, the Lease demises the Demised Premises (as defined below) and other office space (herein collectively the "Lease Premises") to Sublessor; and

     WHEREAS, Sublessor desires to sublet the Demised Premises described herein to Sublessee on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                                  DEFINED TERMS

     Terms that are defined in the Lease have the same meaning in this Sublease unless the context clearly indicates that a different meaning is intended.


                                   ARTICLE II

                                DEMISED PREMISES

     Section 2.1. Demise. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, on all of the terms and conditions set forth herein, the premises (the "Demised Premises") containing 41,577 net rentable square feet of office space designated on the plan attached hereto as Exhibit B and located on the ninth and tenth floors of the building (the "Building") known as the Sears Tower, 233 South Wacker Drive, in the City of Chicago, Illinois. The Demised Premises shall be divided into two portions, the portion on the ninth floor equal to 16,479 net rentable square feet and the portion on the tenth floor equal to 25,098 net rentable square feet, for purposes of the timing of Sublessee's taking occupancy as described in the following Article IV.




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     Section 2.2. Lease; Warranty by Sublessor. Sublessor represents and warrants to Sublessee that the Lease is in full force and effect and has not been amended or modified except as expressly set forth therein, that Sublessor is not in default or breach of any of the provisions of the Lease, and that, to Sublessor's knowledge, Lessor is not in default or breach of any of the provisions of the Lease.


                                   ARTICLE III

                            TERM OF LEASE; POSSESSION

     Section 3.1. Term. The term of this Sublease (the "Sublease Term") shall begin for the tenth floor portion of the Demised Premises (the "Tenth Floor") on the date that Sublessor notifies Sublessee that Sublessor has vacated possession of the Tenth Floor (the "Commencement Date"), which shall occur no later than July 1, 2000, and shall end on June 30, 2006.

If the Commencement Date for the Tenth Floor has not occurred by the following dates through no fault of Sublessee, Sublessor will have no liability of any kind whatsoever to Sublessee for any such delay, except that Sublessee will be given abatement of Base Rent and Rent Adjustments for the Tenth Floor as follows:

               (i) After July 1, 2000, two days of such abatement for each day of delay;

               (ii) After August 1, 2000, three days of such abatement for each day of delay; and

               (iii) After September 1, 2000, four days of such abatement for each day of delay.


If the Commencement Date for the Tenth Floor has not occurred by September 30, 2000 through no fault of Sublessee, Sublessee will have the right and option to terminate this Sublease by giving written notice to Sublessor at least ten (10) days prior to the effective date of such termination. If Sublessor then tenders possession of the Tenth Floor prior to the date selected by Sublessee for such termination, Sublessee's termination will be null and void, and the Commencement Date will occur on the date Sublessor tenders possession of the Tenth Floor. If Sublessor does not tender possession prior to the date selected and specified in Sublessee's notice, this Sublease will terminate as of said date, and neither party will have any further obligations to the other. Sublessor agrees to advise Sublessee from time to time as to the status of the Sublessor's anticipated date of vacation of the Tenth Floor, but no such advice or discussion shall ever constitute a representation or warranty of any kind, or a basis of any liability on the part of Sublessor to Sublessee.



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     The Commencement Date for the ninth floor portion of the Demised Premises
(the "Ninth Floor") will occur on the first anniversary of the Commencement Date for the Tenth Floor, and the Sublease Term for the Ninth Floor will also end on June 30, 2006. If the Commencement Date for the Ninth Floor and the delivery of possession of said premises by Sublessor to Sublessee has not occurred by the following dates through no fault of Sublessee, Sublessor will have no liability of any kind whatsoever to Sublessee for any such delay, except that Sublessee will be given abatement of Base Rent and Rent Adjustments for the Ninth Floor as follows:

               (i) After the first anniversary of the Commencement Date for the Tenth Floor, two days of such abatement for each day of delay for the first thirty (30) days of delay;

               (ii) If there is further delay, three days of such abatement for each day of delay for the next thirty (30) days of delay; and

               (iii) If there is further delay, four days of such abatement for each day of delay thereafter.

If the Commencement Date for the Ninth Floor has not occurred within ninety (90) days after the first anniversary of the Commencement Date for the Tenth Floor through no fault of Sublessee, Sublessee will have the right and option to terminate this Sublease for the Ninth Floor by giving written notice to Sublessor at least ten (10) days prior to the effective date of such termination. If Sublessor then tenders possession of the Ninth Floor prior to the date selected by Sublessee for such termination, Sublessee's termination will be null and void, and the Commencement Date for the Ninth Floor will occur on the date Sublessor tenders possession of the Ninth Floor. If Sublessor does not tender possession prior to the date selected and specified in Sublessee's notice, this Sublease for the Ninth Floor only will terminate as of said date, and neither party will have any further obligations to the other.

         Section 3.2. Condition of Demised Premises. Sublessee acknowledges that it has inspected, and is fully satisfied with the physical condition of, the Demised Premises. Neither Sublessor nor any of its representatives has made any warranties or representations as to the physical condition of either portion of the Demised Premises upon which Sublessee relies. Each portion of the Demised Premises shall be delivered to Sublessee vacant and broom clean, and in substantially the same condition as existed as of the date hereof, ordinary wear and tear excepted.

     Section 3.3. Possession. Sublessor shall deliver possession of the Tenth Floor and Ninth Floor to Sublessee on the Commencement Date for each floor as described in Section 3.1 above.





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                                   ARTICLE IV

                                      RENT

     Sublessee shall pay rent to Sublessor, at any place or places Sublessor directs from time to time by written notice to Sublessee, in the following amounts and at the following rates and times.

     Section 4.1. Base Rent. Annual Base rent shall be paid during the term of the Lease computed by multiplying the net rentable square feet of the Demised Premises then being subleased to Sublessee by $12.10 prior to July 1, 2001, and by $16.00 from and after July 1, 2001, payable monthly in equal monthly installments in advance on the first (1st) day of each calendar month (in respect of such month) during the term of this Sublease (and pro rata for the fraction of any month).

     Section 4.2. Additional Rent. Sublessee shall pay to Sublessor, as additional rent hereunder ("Additional Rent"), all amounts payable by the tenant under the Lease and denominated as "Additional Rent" thereunder, including without limitation the amounts required to be paid by the tenant under the Lease pursuant to Section 3 thereof (such amounts referred to therein and herein as "Rent Adjustments"). Sublessor shall advise Sublessee of the amount of any Rent Adjustments then in effect for the Demised Premises.


                                    ARTICLE V

                            COMPLIANCE WITH THE LEASE

     Section 5.1. Use of Demised Premises. The Demised Premises shall be used by Sublessee solely and exclusively for the purposes permitted by the Lease. Sublessor further agrees that the Demised Premises may be used for customer training and other uses incidental to Sublessee's general office use if Lessor confirms in the Consent of Lessor attached hereto that such use is permitted.

         Section 5.2. Compliance by Sublessee. Sublessee agrees to comply with and be bound by the provisions of the Lease, except the following provisions will not be applicable to Sublessee: (i) the provisions for the payment of Base Rent (which instead shall be payable as provided in Section 4.1 hereof), (ii) any option to extend or renew the term of the Lease (including without limitation the option to extend set forth in Section 32 of the Lease), any option to expand the Demised Premises (including without limitation the expansion rights in Section 31 of the Lease or the rights of first offer set forth in Section 33 of the Lease), none of which options may be exercised by Sublessee, and the provisions of Section 30 of the Lease providing for the contraction of the Sublessor's premises, and (iii) the provisions of Section 34 regarding special improvements, except to the extent incorporated into the provisions of Sections 9.2, 14.9 and 14.10 hereof, and (iv) all provisions identifying, or purporting to identify, the parties who have acted as brokers in connection with the Lease (which shall instead be as set forth in Section 14.6 below). All of the other provisions of the Lease are hereby incorporated as additional terms and


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covenants of this Sublease as if they were recited herein. Sublessee shall have all the rights, duties and obligations of the tenant under the Lease in respect of the Demised Premises, and Sublessor shall have all of the rights, privileges and remedies of landlord under the Lease. To the extent that Lessor has reserved the power to consent to or object to an action to be performed by Sublessor, as tenant under the Lease, Sublessor reserves the same right to consent to or object to such action by Sublessee under this Sublease, provided Sublessor shall not unreasonably withhold or delay such consent. Notwithstanding the above, if any of the terms of the Lease are inconsistent with any terms of this Sublease, the terms of this Sublease shall control. Sublessee covenants, agrees and warrants that it will not take any actions which violate the terms and covenants to be observed by the tenant under the Lease or which result, or with the giving of notice or the passage of time would result, in a breach of the Lease. Sublessor may, but shall be under no obligation to, upon prior notice to Sublessee (except in the case of an emergency, in which case Sublessor shall deliver notice to Sublessee as promptly as practicable), make any payment, perform any act and take any and all such actions as Sublessor in its reasonable discretion deems necessary or appropriate to cure any failure on the part of Sublessee to do the same as required under the Lease. Any costs or expenses incurred by Sublessor in remedying any such failure by Sublessee shall be paid to Sublessor immediately by Sublessee upon demand, and shall be recoverable by Sublessor as Additional Rent under this Sublease. Sublessee agrees to indemnify and hold Sublessor harmless from any and all damages, losses, costs and expenses, including reasonable attorneys' fees, incurred by or imposed on Sublessor as a result of the nonperformance or nonobservance of any terms and covenants of the Lease or this Sublease by Sublessee. Whenever the provisions of the Lease provide for the consent or approval of the Lessor, Sublessee shall obtain the consent of both the Lessor and Sublessor before proceeding with the act or other matter for which such consent or approval is required, provided Sublessor shall not unreasonably withhold or delay its consent.

     Section 5.3. Enforcement of Lessor's Obligations. Sublessor shall have no obligation to perform any obligations of Lessor under the Lease in respect of the Demised Premises, but Sublessor agrees to cooperate with Sublessee to enforce any rights, privileges or remedies available to Sublessor as tenant under the Lease, so long as Sublessee reimburses Sublessor for any and all costs and expenses, including reasonable attorneys' fees, incurred by Sublessor in enforcing any such rights, privileges or remedies. If Sublessor fails to take appropriate action in accordance with the foregoing in order to enforce the rights, privileges and remedies of tenant under the Lease, Sublessee shall, to the extent necessary, have the right and authority to take any such action at its own expense in the name of and behalf of Sublessor.

     Section 5.4. Performance by Sublessor; Quiet Enjoyment. Sublessor covenants and agrees that it will pay all rent and other charges due and payable under the Lease with respect to the entire Lease Premises as and when the same shall become due and payable, subject to Sublessor's rights and remedies under the Lease, and that Sublessor will observe and perform all other obligations required to be observed or performed by Sublessor under the Leasefor the portion of the Lease Premises occupied by Sublessor, and that, subject to Sublessee's performance of its obligations under this Sublease, Sublessor will maintain the Lease in full force and effect and in good standing in respect of the Demised Premises..



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     Sublessor further covenants and agrees that Sublessee, upon paying the rent and the charges provided for herein and upon observing and performing all other terms, covenants, conditions and agreements contained herein, shall during the Sublease Term peaceably and quietly have, hold and enjoy the Demised Premises subject to the terms, covenants, conditions and agreements hereof free from any hindrance by Sublessor or any person claiming by, through or under Sublessor.


                                   ARTICLE VI

                                    INSURANCE

     Sublessee shall maintain at its sole cost throughout the Sublease Term hereof policies of insurance issued by major, reputable insurance companies approved by Sublessor, in its reasonable discretion, with coverages, in amounts and naming Sublessor and other parties as insureds, all as required by the terms of the Lease. All such policies shall not be cancelable except upon ten (10) days prior written notice to Sublessor. Subject to the terms of the Lease, Sublessor hereby agrees that the insurance maintained by Sublessee in respect of its other subleased premises on the eleventh and twelfth floors shall be satisfactory to Sublessor if the same is satisfactory to Lessor.


                                   ARTICLE VII

                            ASSIGNMENT AND SUBLEASING

     Sublessee shall not assign this Sublease, or sublet the Demised Premises, or any part thereof, without the prior written consent of Sublessor and Lessor, which consent by Sublessor shall not be unreasonably withheld. This Sublease shall not be assigned by operation of law. Any assignment, conveyance, subletting, mortgaging or other transfer by Sublessee of any interest in this Sublease or the Demised Premises shall be otherwise governed by the terms of the Lease. If consent is once given by Sublessor to the assignment of this Sublease or sublease of the Demised Premises or any part thereof, Sublessor shall not be barred from subsequently refusing to consent to any subsequent assignment or sublease. Any attempt to assign or sublet without the express written consent of Sublessor and Lessor shall confer no rights of any kind upon the putative assignee or sublessee, and shall be deemed a default by Sublessee hereunder. Notwithstanding the foregoing, Sublessee may, upon delivery of written notice to Sublessor and subject to the prior written consent of Lessor in accordance with the terms and provisions of the Lease, assign this Sublease in whole or in part or sublet or license all or any portion of the Demised Premises to any entity to which substantially all of the assets, stock or business of Sublessee is transferred or with which Sublessee is merged or consolidated or to any affiliate controlling, controlled by or under common control with Sublessee; provided that Sublessee delivers to Sublessor prior written notice of the name of any successor company and a copy of the Lessor's consent to such transfer of this Sublease, and any other documentation reasonably requested by Sublessor, including a copy of the assignment or sublease document, and provided further in the case of any assignment or sublease to an affiliate, Sublessee shall remain fully liable under this Sublease.



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                                  ARTICLE VIII

                          ALTERATIONS AND IMPROVEMENTS

Sublessee acknowledges that it is taking possession of the Demised Premises in its `as-is" condition at the time Sublessor transfers possession to Sublessee, and there is no obligation on the part of Sublessor to make any alterations or improvements to the Demised Premises. No tenant alterations or improvements that are necessary or are desired by Sublessee will be installed and constructed during the Sublease Term without the prior written consent of Sublessor and Lessor in each instance and without complying with the provisions of Section 8 and other applicable provisions of the Lease, provided Sublessor shall not unreasonably withhold or delay its consent. Sublessee also acknowledges that a demising wall will be required to be installed between the Demised Premises and the remainder of the office space on the tenth floor of the Building. This demising wall will be installed at the cost and expense of Ernst & Young LLP (E&Y), who will be subleasing the remainder of the tenth floor from Sublessor. Further, E&Y and Sublessee have indicated their intent to extend the elevator service currently serving the 11th through 17th floor to service the 10th floor of the Building. Sublessee acknowledges and agrees that Sublessor has no obligation to pay any costs or expenses associated with such elevator work, and Sublessee and E&Y will share such cost as they may agree in a separate agreement. Sublessor shall have no obligation to provide any tenant improvements to the Demises Premises other than are already in place. At the expiration of the Sublease Term, Sublessee shall comply with the terms of the Lease in connection with the condition in which the Demised Premises are to be returned to Lessor.


                                   ARTICLE IX

                           LESSOR'S SERVICES; SIGNAGE

     Section 9.1. Building Services. Sublessee shall look solely and directly to Lessor for the building services provided for in the Lease. Failure on the part of Lessor to provide these services shall not be a default by Sublessor of its obligations under this Sublease. However, in the event that any act, omission, or failure by Lessor in connection with the furnishing of such services results in any loss, cost, damage, or expense to Sublessee, Sublessor will cooperate with Sublessee in attempting to obtain reimbursement from Lessor for such loss, cost, damage and expense, with any costs incurred by Sublessor being paid by Sublessee.

     Section 9.2. Signs. Sublessee may erect, maintain, place, and install signs in the Demised Premises and in the elevator lobby areas on the ninth and tenth floors in the manner and to the extent permitted by the Lease.



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                                    ARTICLE X

                                     DEFAULT

     Section 10.1. Default. All of the following events shall be deemed an Event of Default hereunder:

          (a) failure of Sublessee to pay the Base Rent, Additional Rent or other sums due hereunder as and when the same shall be due and payable and the continuance of such failure for five (5) days after written notice thereof from Sublessor;

          (b) failure of Sublessee to perform any of the obligations required to be performed on its part in this Sublease or the Lease and the continuance of such failure for thirty (30) days after written notice thereof from Sublessor; provided that no Event of Default shall exist hereunder if such default or failure by its nature cannot be cured within thirty (30) days by reasonable effort and if Sublessee commences to cure such default or failure within said thirty (30) day period and thereafter diligently pursues such cure and completes such cure within one hundred twenty (120) days after the initial written notice from Sublessor;

          (c) the existence of a hazardous condition and the failure to cure the same promptly upon written notice to Sublessee;

          (d) any voluntary petition or similar pleading under any bankruptcy act or under any Federal or State law seeking reorganization or arrangement with creditors or adjustment of debts, is filed by or against Sublessee, or if any such petition or pleading is involuntary, and it is not adjudicated favorably to Sublessee within sixty (60) days after its filing;

          (e) Sublessee admits its inability to pay its debts, or if a receiver, trustee or other court appointee is appointed for all or a substantial part of Sublessee's property;

          (f) Sublessee makes an assignment for the benefit of creditors, or if any proceedings are filed by or against Sublessee to declare Sublessee insolvent or unable to meet its debts;

          (g) a receiver or similar type of appointment of court appointee or nominee of any name or character is made for Sublessee or its property;

          (h) Sublessee assigns or subleases its interest herein contrary to the provisions of Article VII hereof; or

          (i) an event of default (after the expiration of any applicable cure period) has occurred under the Lease due to the acts or omissions of Sublessee.

     Section 10.2. Remedies. If an Event of Default occurs, Sublessor may exercise any one or more of the following rights and remedies in addition to any other rights and remedies at law or in equity:





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          (a) terminate this Sublease and the Sublease Term created hereby, and
     Sublessee's right to possession of the Demised Premises; or

          (b) without terminating this Sublease, terminate Sublessee's right to possession of the Demised Premises and repossess the Demised Premises by forcible entry and detainer suit, by taking peaceful possession or otherwise.

Upon any termination of this Sublease, Sublessee shall surrender possession and vacate the Demised Premises immediately and deliver possession thereof to Sublessor and hereby grants to Sublessor full and free license to reenter the Demised Premises, or any part thereof, and retake possession thereof, with or without process of law, and to remove Sublessee and any others who may be occupying or within the Demised Premises and to remove any and all property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction, forcible entry or detainer or conversion of property, and without relinquishing Sublessor's rights to Base Rent, Additional Rent or any other right given to Sublessor hereunder or by operation of law.

If Sublessor shall terminate Sublessee's right of possession without terminating this Sublease, the obligation of Sublessee to pay all amounts due hereunder during the full Sublease Term shall not be deemed to be waived, released or terminated and Sublessee shall continue to be obligated to pay to Sublessor all Base Rent, Additional Rent and all amounts due hereunder specified in this Sublease for the balance of the Sublease Term plus any other sums then due Sublessor hereunder. Upon and after entry into possession without termination of this Sublease, Sublessor may, at its discretion, either itself occupy the whole or any part of the Demised Premises or use reasonable efforts to relet same upon such terms and conditions and for such rent as Sublessor may in its discretion deem proper. In such case, Sublessor may make such repairs, alterations and additions in or to the Demised Premises, and redecorate the same to the extent deemed by Sublessor necessary and desirable, and Sublessee shall, upon demand, pay the cost thereof, together with Sublessor's expenses of reletting. Upon each such reletting, all rentals and other sums received by Sublessor from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Base Rent and Additional Rent due hereunder from Sublessee to Sublessor; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees, and of costs of such alterations and repairs; third, to the payment of Base Rent, Additional Rent and other charges due and unpaid hereunder; and the residue, if any, shall be retained by Sublessor. Sublessee shall not be entitled to any rents received by Sublessor in excess of the rent provided for this Sublease. If such rentals and other sums received from such reletting during any month be less than that to be paid during that month by Sublessee hereunder, Sublessee shall pay such deficiency to Sublessor. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Demised Premises by Sublessor shall be construed as an election on its part to terminate this Sublease unless a written notice of such intention be given to Sublessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Sublessor may at any time thereafter elect to terminate this Sublease.

Should Sublessor at any time terminate this Sublease for any default, in addition to any other remedies it may have, it may recover from Sublessee all damages it may incur by reason of such default, including the cost of recovering the Demised Premises, the cost of repairs, remodeling and alterations



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necessary to relet the Demised Premises, attorneys' fees, any other sum of money and damages due and to become due to Sublessor from Sublessee, all of which amounts shall be immediately due and payable from Sublessee to Sublessor.

In the event of any entry and taking possession of the Demised Premises, Sublessor may, at its option, remove therefrom all or any personal property located therein and may place the same in storage at a commercial warehouse for the account of, and at the risk and expense of, Sublessee and/or the owner or owners thereof, but Sublessor shall in no event be liable to Sublessee for any damage hereto.

     Section 10.3. Costs and Expenses. In case suit shall be brought by Sublessor for recovery of possession of the Demised Premises, for the recovery of rent, or any other amount due under the provisions of this Sublease, or in the event suit shall be brought by either Sublessor or Sublessee because of the breach of any other covenant or agreement contained herein, the non-prevailing party shall pay to the prevailing party, upon demand, all expenses incurred therefor, including attorneys' fees.


                                   ARTICLE XI

                             DAMAGE OR CONDEMNATION

     Section 11.1 Termination. If Lessor or Sublessor elect to terminate the Lease after an event of casualty or condemnation as provided in the Lease, this Sublease will be terminated at the same time. Sublessee will have no claim against Sublessor or otherwise by reason of such termination, and Sublessee will have no interest in any insurance proceeds other than from its own policies or any condemnation award.

     Section 11.2 Non-Termination. If a casualty or condemnation occurs and Lessor and Sublessor do not elect to terminate the Lease, this Sublease will remain in full force and effect, and neither Sublessor nor Sublessee will have the right to terminate this Sublease by reason of such casualty or condemnation. Sublessee will be entitled to any abatement of rent to the extent an abatement is provided to Sublessor on account of a casualty or condemnation.


                                   ARTICLE XII

                         WAIVER OF CLAIMS AND INDEMNITY

     Section 12.1. Waiver. To the extent not expressly prohibited by law, Sublessee hereby releases and waives all claims against Sublessor, its agents, employees and servants, for injury or damage to person, property or business sustained in or about the Demised Premises by Sublessee, its agents, employees or servants, other than by reason of the negligence or willfulness of Sublessor or its agents, employees or servants.

     Section 12.2. Indemnity. Sublessee hereby indemnifies and holds harmless Sublessor, its agents, employees and servants, against any and all claims, demands, costs and expenses of every kind


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and nature, including attorneys' fees, arising from Sublessee's occupancy of the
Demised Premises or from any breach or default on the part of Sublessee in the performance of any agreement of Sublessee to be performed pursuant to the terms of this Sublease, or from any act or neglect of Sublessee, its respective employees, agents, guests, servants, invitees or customers in or about the Demised Premises. In case any such proceeding is brought by any of said persons, Sublessee covenants, at the request of Sublessor, to defend such proceeding, at its sole cost and expense, by legal counsel reasonably satisfactory to Sublessor.

     Sublessor hereby indemnifies and holds harmless Sublessee, its agents, employees and servants, against any and all claims, demands, costs and expenses of every kind and nature, including attorneys' fees, arising from any breach or default on the part of Sublessor in the performance of any agreement of Sublessor to be performed pursuant to the terms of this Sublease, or from any act or neglect of Sublessor, its respective employees, agents, guests, servants, invitees or customers in respect of the Demised Premises. In case any such proceeding is brought by any of said persons, Sublessor covenants, at the request of Sublessee, to defend such proceeding, at its sole costs and expense, by legal counsel reasonably satisfactory to Sublessee.

     Section 12.3. Damages from Certain Causes. Sublessor shall not be liable or responsible to Sublessee for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or for any damage or inconvenience which may arise through repair or alteration of any part of the Demised Premises, or failure to make any such repairs.


                                  ARTICLE XIII

                               ACCESS TO PREMISES

     Sublessor shall have the right to enter the Demised Premises during ordinary business hours for the purpose of observing the condition of the Demised Premises, provided that Sublessor shall give Sublessee reasonable prior notice of any such entry and Sublessee shall have the right to require that a representative of Sublessee accompany any representative of Sublessor during any such visit to the Demised Premises. Such visits to the Premises by the Sublessor shall be conducted so as to avoid to the extent reasonably possible any interference with the business of Sublessee. Sublessee will permit Lessor and the agents of Lessor to enter the Demised Premises at all times provided under the Lease.


                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

     Section 14.1. Notices. All notices, consents and other communications required or permitted hereunder shall be in writing and shall be mailed, hand delivered, or sent by overnight courier service, to Sublessee or Sublessor as follows:

     If to Sublessor: Harza Engineering Company, Inc.




     If to Sublessee:  SPSS Inc.
                       233 South Wacker Drive
                       Sears Tower, 11th Floor
                       Chicago, Illinois  60606-6307
                       Attn:   Terrence Schohn
                               Senior Director, Corporate Administration

or to such additional or other persons, at such other address or addresses as may be designated by notice from Sublessor or Sublessee, as the case may be, to the other. Notices by mail shall be sent by United States certified or registered mail, return receipt requested, postage prepaid. Notices by mail shall be deemed given and effective three business days following posting in the United States mails. Notices by hand delivery shall be deemed given and effective upon the delivery thereof. Notices by overnight courier shall be deemed given and effective on the first business day following the delivery thereof to the courier service.

     Section 14.2. Partial Validity. If any term or provision of this Sublease or its application to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of the Sublease or of the application to other persons or circumstances shall not be affected thereby, and each term and provision shall be valid and enforced to the fullest extent permitted by law.

     Section 14.3. Headings. The headings in this Sublease are for convenience and reference only. They are not a part of this Sublease and do not in any way limit or amplify its terms and provisions.

     Section 14.4. Entire Agreement. This instrument contains the entire and only agreement between the parties respecting its subject matter. No oral statements or representations, or prior written matter not contained herein, shall have any fore or effect. This instrument shall not be modified in any way except by the parties' written agreement.

     Section 14.5. Waiver of Trial by Jury. Sublessor and Sublessee each hereby waive trial by jury in any action, proceeding, or counterclaim brought by one against the other, or any matters arising out of or in any way connected with this Sublease, the relationship of Sublessor and Sublessee, Sublessee's use or occupancy of the Demised Premises, or any claim of injury or damage.

     Section 14.6. Brokers. Each of Sublessor and Sublessee warrants to the other that except for Grubb & Ellis, for Sublessor, no broker negotiated or participated in the negotiations of this Sublease or is entitled to any commission in connection herewith. Sublessee agrees to indemnify and hold Sublessor harmless from any claim for brokerage commission by any other broker who claims to have represented Sublessee in connection with this Sublease.

     Section 14.7. Conditions to Effectiveness of Sublease. The effectiveness of this Sublease is subject to and requires the fulfillment of the following conditions:

     (a) Obtaining the consent of Lessor to this sublease transaction prior to March 1, 2000, in the form of Lessor's Consent attached hereto, or if Lessor will not give its consent in such form, then in such form as Lessor, Sublessor and Sublessee shall reasonably agree. Immediately upon the execution hereof, Sublessor will submit Lessor's Consent and this Sublease to Lessor for execution and consent; and

     (b) That Sublessor enter into a lease for space in another building for the relocation of its headquarters offices from the Building by March 1, 2000; and

     (c) That Lessor waives its right to terminate the Lease for the Demised Premises and recapture the space as provided in the Lease. Sublessor gave notice to Lessor on December 20, 1999, as required under the Lease to commence the time for Lessor to give its response for the exercise of this right and which right if not exercised within thirty (30) days as required under Section 15.E of the Lease, will expire with respect to this Sublease; and

     (d) That Sublessor enter into a sublease with Ernst & Young LLP ("E&Y") for the portion of the tenth floor of the Building not included in the Demised Premises.

If any of the above conditions (a), (c) or (d) are not fulfilled within the time period specified above, then either party will have the right to terminate this Sublease by giving written notice to the other prior to the time that such condition has been fulfilled, and neither party will have any further liability to the other on account of such termination. If condition (b) is not fulfilled within the time period specified, then Sublessor, and only Sublessor, will have the option of terminating this Sublease, provided Sublessor may exercise such termination option only by delivery of notice to Sublessee not later than March 15, 2000. If so exercised, neither party will have any further liability to the other on account of such termination.

     Section 14.8. Mutual Delivery of Notices. Sublessor and Sublessee will deliver to each other true, correct and complete copies of any notices, demands, communications or other documents received from or given by them to Lessor from and after the Commencement Date relating to the Demised Premises.

     Section 14.9. Stairwells. Sublessee shall have the right, subject to and in accordance with the terms of the Lease, to use the existing Building stairwells located at the northeast, southeast and southwest corners of the Building for internal circulation between the ninth and tenth floors (and also for the benefit of Sublessee's other subleased premises on the eleventh and twelfth floors). Sublessee shall also have the right, at its cost and expense, to install a key card or similar access system reasonably acceptable to Lessor and Sublessor on the stairwell side of each door leading from such stairwells into the Demised Premises.

     Section 14.10. Rooftop Communications Equipment. Sublessor hereby grants and assigns to Sublessee all of Sublessor's rights under Section 34.D of the Lease to install a microwave antenna on the roof of the Building. Any such installation shall be at the sole cost and expense of Sublessee, and Sublessee shall be responsible for paying any and all rental and other charges payable to Lessor in respect of any such antenna installed by Sublessee.

     Section 14.11. Estoppel Certificates. Sublessee agrees that from time to time (but not more frequently than twice each year and also in connection with any sale, assignment or financing by Sublessor), upon not less than fifteen (15) days prior written request by Sublessor, to deliver to Sublessor an estoppel certificate in the form prescribed by Section 18 of the Lease, which certificate may be for the benefit of both Sublessor and Lessor.

     Sublessor agrees that from time to time (but not more frequently than twice each year and also in connection with any sale, assignment, sublease or financing by Sublessee), upon not less than fifteen (15) days prior written request by Sublessee, Sublessor shall deliver to Sublessee an estoppel certificate in writing certifying (a) that this Sublease is unmodified and in full force and effect (or if there have been modifications that the Sublease, as modified, is in full force and effect); (b) the dates to which the rent and other sums payable under this Sublease have been paid; (c) that, to Sublessor's knowledge, neither Sublessor nor Sublessee is in default under any provision of this Sublease, or, if in default, the nature thereof in reasonable detail; and
(d) such other matters reasonably requested by Sublessee.

     14.12. Renewal Option. Sublessor hereby agrees, at the request of Sublessee, to exercise Sublessor's option to renew the Lease for the five-year Renewal Option provided by Section 32 of the Lease, and in connection therewith to renew the Sublease Term ("Sublease Renewal Option") for a corresponding five-year extended term ("Sublease Extended Term") subject to and in accordance with the terms of this section 14.12. If Sublessee desires to exercise the Sublease Renewal Option, Sublessee shall so notify Sublessor in writing not later than the first day of the 25th month preceding the then current expiration of the Sublease Term; and such notice shall be effective only if: (i) Sublessee is not in default under the terms hereof, (ii) E & Y validly exercises a corresponding renewal option to extend the term of its sublease with Sublessor (or, if E & Y fails to exercise such renewal option, Sublessee commits to sublease E & Y's space for the Sublease Extended Term), and (iii) either the entire 9th floor of the Building is then subleased to Sublessee and/or E & Y, or Sublessee and/or E & Y commit in writing to sublease, effective as of the commencement of the Sublease Extended Term, the balance of the 9th floor not then under sublease to them. The Sublease Extended Term shall be on all of the same terms and conditions hereunder as applicable to the initial Sublease Term except that the Base Rent during the Sublease Extended Term shall be the "Market Rent" as determined in accordance with Section 32 of the Lease; and Sublessor and Sublessee agree to cooperate with each other in dealing with Lessor with respect to the determination of the Market Rent pursuant to the terms of the Lease. If the Sublease Renewal Option is exercised in accordance with the foregoing, Sublessor and Sublessee shall enter into a Sublease Amendment incorporating such extension at the same time that Sublessor enters into an amendment to the Lease with Lessor for the Extended Term under the Lease. Sublessee shall pay an allocable share based on the ratio of space being sublet by

Sublessee and E & Y of any and all reasonable costs and expenses incurred by Sublessor in connection with such renewal.

     14.13. First Refusal Right. Sublessor hereby grants to Sublessee, in accordance with the terms of this Section 14.13, a right of first refusal to sublease any space on the 9th floor of the Building that Sublessor desires to sublease to any third party at any time during the Sublease Term. If Sublessor makes or receives a definitive offer to sublease any portion of the 9th floor to any third party, prior to entering into such sublease, Sublessor shall offer (the "First Refusal Offer") to add such space to this Sublease for a term expiring on the same date as the Sublease Term hereunder but at such rental rate (taking into account all inducements and discounts) as Sublessor intends to sublease the space to such third party. Sublessor shall promptly deliver to Sublessee written notice of any such offer made to or received from a third party (including all material terms and conditions thereof), and Sublessee shall have ten (10) days within which to accept Sublessor's First Refusal Offer in writing. If Sublessee does not accept Sublessor's First Refusal Offer within said 10-day period, then Sublessor shall be entitled to enter into a sublease with such third party at any time within 90 days thereafter on the terms quoted in the First Refusal Offer; and if Sublessor does not so enter into such a sublease with such third party, then Sublessee's first refusal right shall again be applicable in respect of such space. Sublessee's failure to exercise its first refusal right hereunder with respect to any portion of the 9th floor shall not affect or limit Sublessee's first refusal right with respect to any other portion of the 9th floor.

     IN WITNESS WHEREOF, Sublessor and Sublessee have caused this Sublease to be duly executed as of the day and year first above written.

                         SUBLESSOR:
                         ----------

                         HARZA ENGINEERING COMPANY, INC.
                             a Delaware corporation



                         By: /s/Paul Lambert
                             ---------------------------------------
                             Its: Vice President
                             ---------------------------------------

                         SUBLESSEE:
                         ----------

                         SPSS INC.
                             a Delaware corporation



                         By: /s/ Edward Hamburg
                             ---------------------------------------
                             Its: Executive Vice President & CFO
                             ---------------------------------------

                                CONSENT OF LESSOR
                                -----------------

     The undersigned, as Lessor under the Lease, hereby consents to all of the terms and conditions of this Sublease. The undersigned acknowledges that its consent as evidenced below satisfies the requirements of Section 15 of the Lease. The undersigned hereby certifies to Sublessor and Sublessee the following: (a) the Lease has not been cancelled, modified, assigned, extended or amended; (b) Sublessor, as tenant under the Lease, is not in default under the terms of the Lease, nor has any event occurred which, with the giving of notice or the passage of time, or both, may become a default under the terms of the Lease; and (c) the Lease is in full force and effect. Lessor acknowledges and agrees that Sublessee may use the Demised Premises in the same manner that Sublessee uses its other office space in the Building, which includes customer training and other uses incidental to Sublessee's general office use.

Date:                       ,         .
         -------------------  --------



                                           -----------------------------------

                                           By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                  ----------------------------

                                    EXHIBIT A
                                    ---------

                                      LEASE

                                    EXHIBIT B
                                    ---------

                          PLAN OF THE DEMISED PREMISES